Exhibit 99.1

Genesee & Wyoming Reports Results for the Fourth Quarter of 2012

GREENWICH, Conn.--(BUSINESS WIRE)--February 12, 2013--Genesee & Wyoming Inc. (GWI) (NYSE: GWR)

Acquisition of RailAmerica, Inc.

GWI acquired RailAmerica, Inc. (RailAmerica) on October 1, 2012 for approximately $2.0 billion, including the assumption of debt.1 Immediately following the acquisition, GWI placed the shares of RailAmerica into an independent voting trust pending regulatory approval of the transaction by the U.S. Surface Transportation Board (STB). The STB approved the transaction and permitted GWI to take control of RailAmerica on December 28, 2012. Immediately thereafter, GWI commenced integration activities. As a result, GWI’s reported earnings for the fourth quarter of 2012 include after-tax charges of $30.7 million, or $0.61 per diluted common share, associated with the RailAmerica transaction, financing and integration related expenses.

During the pendency of the voting trust in the fourth quarter of 2012, GWI accounted for the earnings of RailAmerica using the equity method of accounting. GWI’s initial allocation of the purchase price to the acquired assets and assumed liabilities is included in GWI’s consolidated balance sheet at December 31, 2012.

Fourth Quarter Highlights and Recent Developments

  Adjusted diluted earnings per common share (EPS) of $0.79 (adjusted primarily for RailAmerica acquisition and financing-related expenses); Reported diluted earnings per common share of $0.18 (1)
  Revenues increased 8.0% versus fourth quarter of 2011, led by higher Australian iron ore shipments.
  Consolidated adjusted operating ratio of 74.6% (adjusted primarily for RailAmerica acquisition and financing-related expenses); Reported operating ratio of 85.2% (2)
  Australian adjusted operating ratio of 70.0% (adjusted primarily for contract termination expense, business/corporate development costs and net gain on insurance recovery); Reported Australian operating ratio of 71.5% (2)
  Adjusted equity earnings from RailAmerica of $19.1 million (adjusted primarily for integration costs); Reported equity earnings from RailAmerica of $15.6 million (3)
  GWI will convert $350 million of Mandatorily Convertible Preferred Stock with a 5% coupon, issued to The Carlyle Group, into approximately 6 million shares of GWI Class A common stock, effective February 13, 2013; the conversion will eliminate annual dividends of $17.5 million and will not increase GWI’s diluted shares outstanding.

Jack Hellmann, President and CEO of GWI, commented, “G&W’s financial results for the fourth quarter of 2012 were consistent with our expectations. Our fourth quarter revenues increased 8%, our adjusted operating income increased 28% and our adjusted operating ratio improved 4.0 percentage points to 74.6%. In Australia, where our grain traffic was unusually low due to now-fixed mechanical issues in the Adelaide Outer Harbor, we nevertheless reported an adjusted operating ratio of 70.0% due to the smooth start-up of iron ore shipments from a new mine. Meanwhile, RailAmerica’s fourth quarter financial results were solid while it was held in a voting trust, contributing adjusted equity earnings of $19.1 million.” (2)(3)

“The integration of RailAmerica is well underway, with new regional management teams largely established, overlapping functions being rationalized and best practices being established in each department. We are optimistic that we will complete the vast majority of the integration work by the end of the second quarter of 2013.”

1 GWI financed the $1.37 billion cash purchase price for RailAmerica’s shares, the refinancing of $1.23 billion of GWI and RailAmerica total outstanding debt prior to the acquisition, as well as transaction and financing-related expenses with approximately $1.80 billion in borrowings under its new five-year Senior Secured Credit Facility, approximately $460 million of cash from public offerings of common stock and tangible equity units and $350 million through a private issuance of mandatorily convertible preferred stock to The Carlyle Group.

Financial Results

GWI reported net income in the fourth quarter of 2012 of $13.4 million, compared with net income of $33.3 million in the fourth quarter of 2011. Excluding the impact of certain significant items discussed below that primarily related to the RailAmerica acquisition, GWI's adjusted net income in the fourth quarter of 2012 was $44.2 million, compared with adjusted net income of $29.1 million in the fourth quarter of 2011 (1).

GWI's reported diluted EPS in the fourth quarter of 2012 were $0.18 with 50.6 million weighted average common shares outstanding, compared with diluted EPS of $0.77 with 42.9 million weighted average common shares outstanding in the fourth quarter of 2011. Excluding the significant items discussed below, GWI's adjusted diluted EPS in the fourth quarter of 2012 were $0.79 with 56.6 million weighted average common shares outstanding, including the common stock equivalents associated with the Mandatorily Convertible Preferred Stock Series A-1 on an “if-converted” basis, compared with adjusted diluted EPS of $0.68 with 42.9 million weighted average shares outstanding in the fourth quarter of 2011 (1).

In the fourth quarter of 2012 and 2011, GWI's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

		After-Tax
		Net (Loss)/	Diluted
	(Loss)/	Income	(Loss)/
	Income	Attributable	Earnings Per
	Before Taxes	to GWI	Common
	Impact	Impact	Share Impact
Q4 2012
RailAmerica acquisition-related costs	$(12.6)	$(10.9)	$(0.23)
RailAmerica financing-related costs	$(15.8)	$(9.5)	$(0.20)
RailAmerica integration costs	$(11.4)	$(6.8)	$(0.12)
Acquisition/integration costs incurred by RailAmerica	$-	$(3.5)	$(0.06)
Other business/corporate development costs	$(0.5)	$(0.3)	$(0.01)
Gain on insurance recoveries	$0.6	$0.4	$0.01
Net gain on sale of assets	$0.8	$0.6	$0.01
Contract termination expense in Australia	$(1.1)	$(0.8)	$(0.01)

Q4 2011
Acquisition-related income tax benefits	$-	$1.9	$0.04
Net gain/(loss) on the sale and impairment of assets	$3.0	$1.9	$0.04
Edith River derailment costs	$(1.8)	$(1.3)	$(0.03)
Business/corporate development costs	$(0.8)	$(0.5)	$(0.01)
Short line tax credit	$-	$2.2	$0.05

Explanation of Q4 2012 Significant Items

In the fourth quarter of 2012, GWI incurred $28.8 million of business development costs, primarily associated with the RailAmerica acquisition and related financing transactions. In addition, because GWI took control of RailAmerica’s railroads on December 28, 2012, GWI incurred an additional $11.4 million of integration costs, primarily associated with severance benefits paid to certain RailAmerica senior executives at the end of 2012. In the fourth quarter of 2012, GWI also recorded $1.4 million in net gains on the Edith River Bridge-related insurance recoveries and the sale of assets and incurred $1.1 million of expense associated with the termination of a contract with a track maintenance service provider in Australia. In addition, RailAmerica’s reported equity earnings included $3.5 million (after-tax) of expense associated with the integration, primarily related to severance obligations.

Results from Continuing Operations

In the fourth quarter of 2012, GWI's total operating revenues increased $16.9 million, or 8.0%, to $227.3 million, compared with $210.4 million in the fourth quarter of 2011. The increase included $2.8 million in revenues from new operations and a $2.0 million increase from the net appreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency appreciation, GWI’s same railroad operating revenues increased $12.2 million, or 5.8%.

Same railroad freight revenues in the fourth quarter of 2012 were $163.1 million, compared with $148.8 million in the fourth quarter of 2011. Excluding $1.6 million from the impact of foreign currency appreciation, GWI’s same railroad freight revenues increased by $12.6 million, or 8.5%.

GWI's traffic in the fourth quarter of 2012 was 229,818 carloads, a decrease of 16,976 carloads, or 6.9%, compared with the fourth quarter of 2011. Traffic in the fourth quarter of 2012 included 4,497 carloads from new operations. Same railroad traffic decreased 21,473 carloads, or 8.7%, in the fourth quarter of 2012. The same railroad traffic decrease was principally due to decreases of 8,920 carloads of coal & coke traffic (primarily GWI’s Illinois and Ohio regions), 8,763 carloads of farm & food products traffic (primarily grain in GWI’s Australia Region), 8,741 carloads of other commodity group traffic (primarily overhead coal in GWI’s Ohio Region) and 3,225 carloads of minerals & stone traffic (primarily salt in GWI’s New York/Pennsylvania Region). These declines were partially offset by increases of 3,130 carloads of metallic ores traffic (primarily GWI’s Australia Region) and 3,125 carloads of lumber & forest products traffic (primarily GWI’s Oregon Region). All remaining traffic increased by a net 1,921 carloads.

Same railroad average freight revenues per carload increased 20.1% in the fourth quarter of 2012 compared with the fourth quarter of 2011. Same railroad average freight revenues per carload were impacted by three factors: a change in the mix of commodities, the appreciation of foreign currencies relative to the U.S. dollar and higher fuel surcharges, which increased same railroad average freight revenues per carload by 8.6%, 1.4% and 0.5%, respectively. Excluding these factors, same railroad average freight revenues per carload increased 9.6%. In addition to higher freight rates, same railroad average freight revenues per carload were positively impacted by changes in the mix of customers, primarily within the metallic ores and other commodities groups.

GWI’s same railroad non-freight revenues in the fourth quarter of 2012 were $61.4 million, compared with same railroad non-freight revenues in the fourth quarter of 2011 of $61.6 million. Excluding a $0.3 million increase from the net impact of foreign currency appreciation, GWI’s same railroad non-freight revenues decreased by $0.5 million, or 0.8%, primarily due to a $4.1 million decrease in third-party fuel sales resulting from GWI’s sale of its third party fuel operation in South Australia in the third quarter of 2012, partially offset by a $1.7 million increase in railcar switching and a $1.0 million increase in other income.

GWI's operating income in the fourth quarter of 2012 was $33.7 million, compared with $45.4 million in the fourth quarter of 2011. GWI’s operating ratio in the fourth quarter of 2012 was 85.2%, compared with an operating ratio of 78.4% in the fourth quarter of 2011. Operating income in the fourth quarter of 2012 included $24.0 million of RailAmerica-related expenses, primarily associated with closing costs and severance benefits, a $1.1 million contract termination payment in Australia associated with outsourced maintenance of way activities and other business/corporate development costs of $0.5 million, partially offset by $1.4 million of gains on insurance recoveries and the sale of assets. In the fourth quarter of 2011, operating income benefited $3.0 million from the net gain on the sale of assets, partially offset by Edith River derailment costs of $1.8 million and business/corporate development costs of $0.8 million. Excluding these items, GWI’s adjusted operating income increased $12.8 million, or 28.3%, to $57.8 million. GWI’s adjusted operating ratio improved 4.0 percentage points to 74.6% in the fourth quarter of 2012, compared with 78.6% in the fourth quarter of 2011 (2).

RailAmerica Results

As described above, because GWI did not control RailAmerica until December 28, 2012, we accounted for the fourth quarter earnings of RailAmerica using the equity method of accounting. We are providing the following analysis of RailAmerica’s fourth quarter 2012 results in order to provide a comparison to their fourth quarter 2011 results.

RailAmerica’s revenues in the fourth quarter of 2012 increased 2.6% to $151.1 million, compared with $147.3 million in the fourth quarter of 2011. The increase included $5.9 million from new operations. RailAmerica’s same railroad revenues decreased $2.1 million, or 1.5%. Same railroad freight revenues increased 6.5% to $110.0 million, with average revenue per car up 7.6% and carloads down 1.0%. Non-freight revenues declined $6.0 million, or 13.7%, to $38.0 million, primarily due to lower activity at Atlas Railroad Construction Company (Atlas).

RailAmerica’s traffic in the fourth quarter of 2012 was 214,272 carloads, an increase of 2,424 carloads, or 1.1%, compared with the fourth quarter of 2011. Traffic in the fourth quarter of 2012 included 4,709 carloads from new operations. Same railroad traffic decreased 2,285 carloads, or 1.1%, in the fourth quarter of 2012. The same railroad traffic decrease was principally due to a decrease of 7,421 carloads, or 18.0%, in coal traffic, partially offset by an increase of 3,127 carloads, or 3.4%, in industrial products traffic (primarily chemicals and petroleum traffic), and an increase of 2,155 carloads, or 4.5%, in agricultural products and food traffic (primarily export soybean traffic). All remaining traffic decreased by a net 146 carloads.

RailAmerica’s same railroad non-freight revenues in the fourth quarter of 2012 were $35.1 million, compared with same railroad non-freight revenues in the fourth quarter of 2011 of $44.0 million. RailAmerica’s same railroad non-freight revenues decreased by $8.9 million, or 20.1%, primarily due to an $11.5 million decrease in Atlas’ construction activity.

RailAmerica’s operating income in the fourth quarter of 2012 was $26.1 million, a decrease of $11.1 million, compared with $37.2 million in the fourth quarter of 2011. RailAmerica’s operating ratio in the fourth quarter of 2012 was 82.7%, compared with an operating ratio of 74.7% in the fourth quarter of 2011. RailAmerica’s operating income in the fourth quarter of 2012 included $1.4 million of incremental depreciation and amortization expense resulting from GWI’s acquisition accounting for RailAmerica. If the RailAmerica acquisition had occurred in 2011, RailAmerica’s operating income in the fourth quarter of 2011 would have had an incremental depreciation and amortization expense of approximately $1 million. Operating income in the fourth quarter of 2012 also included $5.7 million of acquisition-related expenses. In the fourth quarter of 2011, operating income benefited $3.6 million from the sale of short line tax credits and included $0.3 million of acquisition-related expenses. Adjusting for these items and the estimated acquisition-driven incremental depreciation and amortization expense for the fourth quarter of 2011, RailAmerica’s adjusted operating income was $31.8 million in the fourth quarter of 2012, compared with $33.0 million in the fourth quarter of 2011. RailAmerica’s adjusted operating ratio was 78.9% in the fourth quarter of 2012, compared with 77.6% in the fourth quarter of 2011 (4).

Recent Developments

On January 2, 2013, the U.S. Short Line Tax Credit (which had previously expired on December 31, 2011) was extended for fiscal years 2012 and 2013. GWI expects the extension of the Short Line Tax Credit to reduce its book income tax expense by approximately $35 million and $25 million, respectively, for fiscal years 2012 and 2013. Since the extension became law in 2013, the 2012 impact will be recorded in the first quarter of 2013.

On February 13, 2013, GWI will convert all of the outstanding Mandatorily Convertible Preferred Stock, Series A-1, par value $0.01 per share (the “Series A-1 Preferred Stock”) issued in conjunction with the RailAmerica acquisition, and held by certain affiliates of Carlyle Partners V, L.P. (“Carlyle”). GWI is permitted to convert the Series A-1 Preferred Stock because it has satisfied the conversion criteria, including that the closing price of GWI’s Class A Common Stock exceed 130% of the conversion price, or $76.03, for 30 consecutive trading days, which condition was satisfied on February 12, 2013. Upon conversion, each share of Series A-1 Preferred Stock will be converted into 17.0978166 shares of GWI’s Class A Common Stock, resulting in the issuance of 5,984,232 shares of the Company’s Class A Common Stock. These shares are included in GWI’s weighted average diluted common shares outstanding in calculating adjusted earnings per diluted share for the three months ended December 31, 2012. In addition, GWI will be required to pay to Carlyle cash in lieu of fractional shares and all accrued and unpaid dividends in respect of the Series A-1 Preferred Stock on the conversion date. Following the conversion, GWI will not incur the quarterly dividend of approximately $4.4 million that would otherwise have been due on the Series A-1 Preferred Stock.

Consolidated Annual Results – Continuing Operations

GWI reported net income for the twelve months ended December 31, 2012, of $52.4 million, compared with net income of $119.5 million for the twelve months ended December 31, 2011. Excluding the impact of certain significant items listed below that primarily related to the RailAmerica acquisition, GWI's adjusted net income in the twelve months ended December 31, 2012 was $129.7 million, compared with adjusted net income of $105.6 million in the twelve months ended December 31, 2011 (1).

GWI's diluted EPS for the twelve months ended December 31, 2012 were $1.02 with 51.3 million weighted average shares outstanding, compared with diluted EPS of $2.79 with 42.8 million weighted average shares outstanding for the twelve months ended December 31, 2011. Excluding the significant items listed below, GWI's adjusted diluted EPS for the twelve months ended December 31, 2012 were $2.53 with 51.3 million weighted average shares outstanding, compared with adjusted diluted EPS of $2.47 with 42.8 million weighted average shares outstanding for the twelve months ended December 31, 2011 (1).

GWI’s 2012 and 2011 results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

			After-Tax
			Net (Loss)/
		(Loss)/	Income	Diluted
		Income	Attributable	(Loss)/
		Before Taxes	to GWI	Earnings Per
		Impact	Impact	Share Impact
2012
	RailAmerica acquisition-related costs	$(18.6)	$(14.5)	$(0.28)
	RailAmerica financing-related costs	$(15.8)	$(9.5)	$(0.19)
	RailAmerica integration costs	$(11.4)	$(6.8)	$(0.13)
	Acquisition/integration costs incurred by RailAmerica	$-	$(3.5)	$(0.07)
	Other business/corporate development costs	$(1.8)	$(1.2)	$(0.02)
	Gain on insurance recoveries	$0.8	$0.5	$0.01
	Net gain on sale of assets	$11.2	$8.6	$0.17
	Contract termination expense in Australia	$(1.1)	$(0.8)	$(0.02)
	Mark-to-market loss on Carlyle Convertible	$(50.1)	$(50.1)	$(0.98)

2011
	Acquisition-related income tax benefits	$-	$1.9	$0.04
	Gain on insurance recoveries	$1.1	$0.7	$0.02
	Net gain/(loss) on the sale and impairment of assets	$5.7	$3.9	$0.09
	Edith River derailment costs	$(1.8)	$(1.3)	$(0.03)
	Business/corporate development costs	$(3.5)	$(2.3)	$(0.05)
	Short line tax credit	$-	$10.2	$0.24
	Gain on sale of investment	$0.9	$0.8	$0.02

Free Cash Flow from Continuing Operations (5)

(in millions)	Twelve Months Ended
	December 31,
	2012	2011
Net cash provided by operating activities	$166.4	$173.5
Net cash used in investing activities, excluding
Australian new business investments	(1,999.8)	(156.9)
Net cash used/(received) for acquisitions/divestitures (a)	1,964.2	88.6
Australian stamp duty (b)	-	13.0
Free cash flow before Australian new
business investments	130.8	118.1
Australian new business investments	(101.9)	(78.2)
Free cash flow (5)	$28.9	$39.9

(a) The 2012 period included $1.9 billion in net cash paid for the acquisition of RailAmerica, Inc. as well as $38.9 million in cash paid for incremental expenses related to the purchase, integration and financing of the acquisition. The 2011 period included $89.9 million in net cash paid for the acquisition of Arizona Eastern Railway Company.

(b) The payment of the Australian stamp duty in the 2011 period related to the acquisition of FreightLink in Australia, which was accrued as of December 31, 2010.

GWI’s free cash flow from continuing operations for the twelve months ended December 31, 2012 and 2011 was $28.9 million and $39.9 million, respectively (5). GWI’s free cash flow from continuing operations for the twelve months ended December 31, 2012 included $6.3 million in net cash payments related to the December 2011 Edith River derailment and $9.1 million for the settlement of a cross-currency swap that matured in December 2012.

Conference Call and Webcast Details

As previously announced, GWI's conference call to discuss financial results for the fourth quarter will be held Tuesday, February 12, 2013, at 4:30 p.m. EST. The dial-in number for the teleconference in the U.S. is (877) 209-9922; outside the U.S. is (612) 332-1210, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors by selecting "Fourth Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available at www.gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 6:30 p.m. EST on February 12 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 277581.

About GWI

GWI owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 111 railroads organized in 11 regions, with more than 15,000 miles of owned and leased track, 4,500 employees and over 2,000 customers. We provide rail service at 35 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "could," "should," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic and competitive uncertainties and contingencies and third party approvals; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with expenses associated with estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; susceptibility to the risks of doing business in foreign countries; our success integrating RailAmerica railroads into our operations and our ability to realize the expected synergies associated with the acquisition of RailAmerica; and others including but not limited to, those noted in our 2011 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. GWI does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Net income and diluted earnings per common share that exclude items described above are non-GAAP financial measures and are not intended to replace the net income and diluted earnings per common share calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net income and diluted earnings per common share calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

2. The operating income and operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

3. Equity earnings from RailAmerica that exclude certain items is a non-GAAP financial measure and is not intended to replace the equity earnings calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to equity earnings calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

4. RailAmerica’s operating income and operating ratio that exclude certain items are non-GAAP financial measures and are not intended to replace the operating income and operating ratios calculated using total operating expenses and operating revenue, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating income and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

5. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

OPERATING REVENUES	$227,316	$210,386	$874,916	$829,096

OPERATING EXPENSES	193,656	164,998	684,594	637,317
INCOME FROM OPERATIONS	33,660	45,388	190,322	191,779

INTEREST INCOME	966	757	3,725	3,243
INTEREST EXPENSE	(36,793)	(7,852)	(62,845)	(38,617)
GAIN ON SALE OF INVESTMENTS	-	13	-	907
CONTINGENT FORWARD SALE CONTRACT MARK-TO-MARKET EXPENSE	-	-	(50,106)	-
OTHER INCOME, NET	448	1,307	2,300	712

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,719)	39,613	83,396	158,024

PROVISION FOR INCOME TAXES	(351)	(6,339)	(46,402)	(38,531)

INCOME FROM EQUITY INVESTMENT, NET	15,557	-	15,557	-

INCOME FROM CONTINUING OPERATIONS	13,487	33,274	52,551	119,493

(LOSS)/EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	(91)	1	(118)	(9)

NET INCOME	13,396	33,275	52,433	119,484
PREFERRED STOCK DIVIDEND ACCRUED	4,375	-	4,375	-
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$9,021	$33,275	$48,058	$119,484

BASIC EARNINGS PER SHARE:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.19	$0.83	$1.13	$2.99
BASIC (LOSS)/EARNINGS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
BASIC EARNINGS PER COMMON SHARE	$0.19	$0.83	$1.13	$2.99

WEIGHTED AVERAGE SHARES - BASIC	48,116	40,166	42,693	39,912

DILUTED EARNINGS PER SHARE:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$0.18	$0.77	$1.02	$2.79
DILUTED (LOSS)/EARNINGS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-	-	-
DILUTED EARNINGS PER COMMON SHARE	$0.18	$0.77	$1.02	$2.79

WEIGHTED AVERAGE SHARES - DILUTED	50,590	42,946	51,316	42,772

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2012 AND DECEMBER 31, 2011
(in thousands)
(unaudited)

	December 31,	December 31,
ASSETS	2012	2011

CURRENT ASSETS:
Cash and cash equivalents	$64,772	$27,269
Accounts receivable, net	263,695	165,768
Materials and supplies	32,389	14,445
Prepaid expenses and other	30,827	13,332
Deferred income tax assets, net	74,181	19,385
Total current assets	465,864	240,199

PROPERTY AND EQUIPMENT, net	3,396,295	1,643,589
GOODWILL	524,069	160,277
INTANGIBLE ASSETS, net	670,206	230,628
DEFERRED INCOME TAX ASSETS, net	2,396	2,342
OTHER ASSETS, net	56,884	17,122
Total assets	$5,115,714	$2,294,157

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$87,569	$57,168
Accounts payable	226,375	134,081
Accrued expenses	97,427	69,097
Deferred income tax liabilities, net	3,083	925
Total current liabilities	414,454	261,271

LONG-TERM DEBT, less current portion	1,770,566	569,026
DEFERRED INCOME TAX LIABILITIES, net	744,658	285,780
DEFERRED ITEMS - grants from outside parties	228,579	198,824
OTHER LONG-TERM LIABILITIES	57,471	18,622
SERIES A-1 PREFERRED STOCK	399,524	-

TOTAL EQUITY	1,500,462	960,634
Total liabilities and equity	$5,115,714	$2,294,157

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)
(unaudited)

	Twelve Months Ended
	December 31
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$48,058	$119,484
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	118	9
Income from equity investment, net	(15,557)	-
Depreciation and amortization	73,405	66,481
Compensation cost related to equity awards	12,151	7,776
Excess tax benefits from share-based compensation	(5,335)	(2,820)
Deferred income taxes	29,926	26,291
Net (gain)/loss on sale and impairment of assets	(11,225)	(5,660)
Gain on sale of investments	-	(907)
Gain on insurance recoveries	(5,760)	(1,061)
Insurance proceeds received	21,479	646
Contingent forward sale contract mark-to-market expense	50,106	-
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(262)	(12,307)
Materials and supplies	(567)	(1,206)
Prepaid expenses and other	(2,625)	3,543
Accounts payable and accrued expenses	(32,810)	(25,556)
Other assets and liabilities, net	5,320	(1,235)
Net cash provided by operating activities from continuing operations	166,422	173,478
Net cash used in operating activities from discontinued operations	(118)	(13)
Net cash provided by operating activities	166,304	173,465

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(231,694)	(178,668)
Grant proceeds from outside parties	39,632	22,642
Cash paid for acquisitions, net of cash acquired	(1,925,296)	(89,935)
Proceeds from sale of investments	-	1,369
Insurance proceeds for the replacement of assets	370	-
Proceeds from disposition of property and equipment	15,298	9,464
Net cash used in investing activities from continuing operations	(2,101,690)	(235,128)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(1,013,166)	(533,544)
Proceeds from issuance of long-term debt	2,192,916	581,394
Debt issuance costs	(38,839)	(4,742)
Proceeds from employee stock purchases	19,320	17,433
Treasury stock purchases	(4,314)	(1,326)
Net proceeds from TEU issuance	222,856	-
Net proceeds from Class A common stock issuance	234,340	-
Net proceeds from Series A-1 preferred stock issuance	349,418	-
Excess tax benefits from share-based compensation	5,335	2,820
Net cash provided by financing activities from continuing operations	1,967,866	62,035

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	5,023	(521)

CHANGE IN CASH BALANCES INCLUDED IN CURRENT ASSETS OF DISCONTINUED OPERATIONS	-	1

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	37,503	(148)
CASH AND CASH EQUIVALENTS, beginning of period	27,269	27,417
CASH AND CASH EQUIVALENTS, end of period	$64,772	$27,269

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	December 31
	2012		2011
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$165,410	72.8%	$148,793	70.7%
Non-freight	61,906	27.2%	61,593	29.3%

Total revenues	$227,316	100.0%	$210,386	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$66,543	29.3%	$60,118	28.6%
Equipment rents	9,252	4.1%	10,998	5.2%
Purchased services	22,240	9.8%	21,249	10.1%
Depreciation and amortization	18,458	8.1%	17,700	8.4%
Diesel fuel used in operations	23,756	10.5%	22,983	10.9%
Diesel fuel sold to third parties	862	0.4%	4,745	2.3%
Casualties and insurance	7,131	3.1%	5,783	2.7%
Materials	6,116	2.7%	6,902	3.3%
Net (gain)/loss on sale and impairment of assets	(778)	(0.3%)	(2,952)	(1.4%)
Gain on insurance recoveries	(574)	(0.3%)	(18)	0.0%
Other expenses	16,700	7.3%	17,490	8.3%
RailAmerica integration costs	11,359	5.0%	-	0.0%
RailAmerica acquisition-related costs	12,591	5.5%	-	0.0%

Total operating expenses	$193,656	85.2%	$164,998	78.4%

Functional Classification
Transportation	$72,945	32.1%	$67,604	32.1%
Maintenance of ways and structures	21,655	9.5%	22,468	10.7%
Maintenance of equipment	23,920	10.5%	23,875	11.3%
Diesel fuel sold to third parties	862	0.4%	4,745	2.3%
General and administrative	33,218	14.7%	31,576	15.0%
RailAmerica integration costs	11,359	5.0%	-	0.0%
RailAmerica acquisition-related costs	12,591	5.5%	-	0.0%
Net (gain)/loss on sale and impairment of assets	(778)	(0.3%)	(2,952)	(1.4%)
Gain on insurance recoveries	(574)	(0.3%)	(18)	0.0%
Depreciation and amortization	18,458	8.1%	17,700	8.4%

Total operating expenses	$193,656	85.2%	$164,998	78.4%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American & European
Three Months Ended December 31, 2012	Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$101,228	69.1%	$64,182	79.4%	$165,410	72.8%
Non-freight (excluding fuel sales)	45,214	30.9%	15,787	19.5%	61,001	26.8%
Fuel sales to third parties	-	0.0%	905	1.1%	905	0.4%
Total revenues	146,442	100.0%	80,874	100.0%	227,316	100.0%

Operating expenses
Labor and benefits	50,226	34.3%	16,317	20.2%	66,543	29.3%
Equipment rents	6,557	4.5%	2,695	3.3%	9,252	4.1%
Purchased services	6,840	4.7%	15,400	19.1%	22,240	9.8%
Depreciation and amortization	12,802	8.7%	5,656	7.0%	18,458	8.1%
Diesel fuel used in operations	14,440	9.9%	9,316	11.5%	23,756	10.5%
Diesel fuel sold to third parties	-	0.0%	862	1.1%	862	0.4%
Casualties and insurance	4,587	3.0%	2,544	3.1%	7,131	3.1%
Materials	5,718	3.9%	398	0.5%	6,116	2.7%
Net (gain)/loss on sale and impairment of assets	(802)	(0.5%)	24	0.0%	(778)	(0.3%)
Gain on insurance recoveries	-	0.0%	(574)	(0.7%)	(574)	(0.3%)
Other expenses	11,519	7.9%	5,181	6.4%	16,700	7.3%
RailAmerica integration costs	11,359	7.8%	-	0.0%	11,359	5.0%
RailAmerica acquisition-related costs	12,591	8.6%	-	0.0%	12,591	5.5%
Total operating expenses	135,837	92.8%	57,819	71.5%	193,656	85.2%

Income from Operations	$10,605		$23,055		$33,660

Carloads	180,427		49,391		229,818

Net expenditures for additions to property & equipment	$18,875		$27,587		$46,462

	North American & European
Three Months Ended December 31, 2011	Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$98,643	70.4%	$50,150	71.4%	$148,793	70.7%
Non-freight (excluding fuel sales)	41,529	29.6%	15,010	21.4%	56,539	26.9%
Fuel sales to third parties	-	0.0%	5,054	7.2%	5,054	2.4%
Total revenues	140,172	100.0%	70,214	100.0%	210,386	100.0%

Operating expenses
Labor and benefits	47,367	33.8%	12,751	18.2%	60,118	28.6%
Equipment rents	6,609	4.7%	4,389	6.2%	10,998	5.2%
Purchased services	7,478	5.4%	13,771	19.6%	21,249	10.1%
Depreciation and amortization	12,375	8.8%	5,325	7.6%	17,700	8.4%
Diesel fuel used in operations	14,984	10.7%	7,999	11.4%	22,983	10.9%
Diesel fuel sold to third parties	-	0.0%	4,745	6.8%	4,745	2.3%
Casualties and insurance	3,293	2.4%	2,490	3.5%	5,783	2.7%
Materials	6,060	4.3%	842	1.2%	6,902	3.3%
Net (gain)/loss on sale and impairment of assets	(2,473)	(1.8%)	(479)	(0.7%)	(2,952)	(1.4%)
Gain on insurance recoveries	(18)	0.0%	-	0.0%	(18)	0.0%
Other expenses	13,486	9.6%	4,004	5.7%	17,490	8.3%
Total operating expenses	109,161	77.9%	55,837	79.5%	164,998	78.4%

Income from Operations	$31,011		$14,377		$45,388

Carloads	194,217		52,577		246,794

Net expenditures for additions to property & equipment	$25,518		$42,895		$68,413

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Three Months Ended December 31, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$121	1,244	$97	$27,318	17,542	$1,557	$27,439	18,786	$1,461
Coal & Coke	16,701	41,553	402	-	-	-	16,701	41,553	402
Farm & Food Products	5,717	13,549	422	6,863	7,246	947	12,580	20,795	605
Pulp & Paper	16,539	25,787	641	-	-	-	16,539	25,787	641
Metallic Ores **	2,473	2,652	933	26,293	9,323	2,820	28,766	11,975	2,402
Metals	15,451	22,078	700	-	-	-	15,451	22,078	700
Minerals & Stone	7,581	16,662	455	3,134	15,197	206	10,715	31,859	336
Chemicals & Plastics	13,411	16,368	819	-	-	-	13,411	16,368	819
Lumber & Forest Products	9,193	18,992	484	-	-	-	9,193	18,992	484
Petroleum Products	7,017	8,990	781	574	83	6,916	7,591	9,073	837
Autos & Auto Parts	2,007	2,622	765	-	-	-	2,007	2,622	765
Other	5,017	9,930	505	-	-	-	5,017	9,930	505

Totals	$101,228	180,427	$561	$64,182	49,391	$1,299	$165,410	229,818	$720

* Represents intermodal units
** Includes carload and intermodal units

Three Months Ended December 31, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$83	712	$117	$24,265	16,500	$1,471	$24,348	17,212	$1,415
Coal & Coke	17,280	50,473	342	-	-	-	17,280	50,473	342
Farm & Food Products	5,935	12,300	483	10,655	16,986	627	16,590	29,286	566
Pulp & Paper	14,952	23,572	634	-	-	-	14,952	23,572	634
Metallic Ores	2,701	3,187	848	12,239	5,658	2,163	14,940	8,845	1,689
Metals	14,398	22,667	635	-	-	-	14,398	22,667	635
Minerals & Stone	9,672	21,096	458	2,240	13,314	168	11,912	34,410	346
Chemicals & Plastics	12,589	16,025	786	-	-	-	12,589	16,025	786
Lumber & Forest Products	7,769	15,764	493	-	-	-	7,769	15,764	493
Petroleum Products	6,199	7,504	826	751	119	6,311	6,950	7,623	912
Autos & Auto Parts	1,647	2,246	733	-	-	-	1,647	2,246	733
Other	5,418	18,671	290	-	-	-	5,418	18,671	290

Totals	$98,643	194,217	$508	$50,150	52,577	$954	$148,793	246,794	$603

* Represents intermodal units

RAILAMERICA, INC.
RAILROAD FREIGHT REVENUE, VOLUME AND REVENUE PER UNIT
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenue per unit)
(unaudited)

	Three Months Ended December 31, 2012

Commodity Groups	Revenue	Volume	Revenue Per Unit

Agricultural Products	$18,837	37,261	$508
Chemicals	18,054	24,454	739
Coal	7,600	33,504	227
Food or Kindred Products	7,640	12,885	593
Forest Products	9,673	14,379	676
Metallic Ores and Metals	10,368	13,623	761
Motor Vehicles	3,516	5,425	662
Non-Metallic Minerals and Products	9,814	19,763	497
Other	4,862	10,583	459
Petroleum	6,547	12,254	535
Pulp, Paper & Allied Products	9,953	16,746	594
Waste & Scrap Materials	6,227	13,395	467

Totals	$113,091	214,272	$529

	Three Months Ended December 31, 2011

Commodity Groups	Revenue	Volume	Revenue Per Unit

Agricultural Products	$16,289	32,827	$496
Chemicals	14,666	21,180	692
Coal	9,333	40,925	228
Food or Kindred Products	8,014	14,680	546
Forest Products	7,821	12,149	644
Metallic Ores and Metals	11,155	17,436	640
Motor Vehicles	2,794	4,610	606
Non-Metallic Minerals and Products	9,696	20,482	473
Other	3,582	8,021	447
Petroleum	4,771	9,776	488
Pulp, Paper & Allied Products	8,353	14,878	561
Waste & Scrap Materials	6,809	14,884	457

Totals	$103,283	211,848	$488

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Twelve Months Ended
	December 31
	2012		2011
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$624,809	71.4%	$582,947	70.3%
Non-freight	250,107	28.6%	246,149	29.7%

Total revenues	$874,916	100.0%	$829,096	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$257,618	29.5%	$236,152	28.5%
Equipment rents	37,322	4.3%	43,885	5.3%
Purchased services	80,572	9.2%	78,710	9.5%
Depreciation and amortization	73,405	8.4%	66,481	8.0%
Diesel fuel used in operations	88,399	10.1%	88,499	10.7%
Diesel fuel sold to third parties	11,322	1.3%	16,986	2.0%
Casualties and insurance	24,858	2.8%	22,469	2.7%
Materials	25,240	2.9%	26,419	3.2%
Net (gain)/loss on sale and impairment of assets	(11,225)	(1.3%)	(5,660)	(0.7%)
Gain on insurance recoveries	(5,760)	(0.7%)	(1,061)	(0.1%)
Other expenses	72,799	8.3%	64,437	7.8%
RailAmerica integration costs	11,452	1.3%	-	0.0%
RailAmerica acquisition-related costs	18,592	2.1%	-	0.0%

Total operating expenses	$684,594	78.2%	$637,317	76.9%

Functional Classification
Transportation	$276,316	31.5%	$263,405	31.8%
Maintenance of ways and structures	87,751	10.0%	81,354	9.8%
Maintenance of equipment	92,531	10.6%	96,084	11.6%
Diesel fuel sold to third parties	11,322	1.3%	16,986	2.0%
General and administrative	130,210	15.0%	119,728	14.5%
RailAmerica integration costs	11,452	1.3%	-	0.0%
RailAmerica acquisition-related costs	18,592	2.1%	-	0.0%
Net (gain)/loss on sale and impairment of assets	(11,225)	(1.3%)	(5,660)	(0.7%)
Gain on insurance recoveries	(5,760)	(0.7%)	(1,061)	(0.1%)
Depreciation and amortization	73,405	8.4%	66,481	8.0%

Total operating expenses	$684,594	78.2%	$637,317	76.9%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American & European
Twelve Months Ended December 31, 2012	Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$412,839	70.5%	$211,970	73.3%	$624,809	71.4%
Non-freight (excluding fuel sales)	173,054	29.5%	65,185	22.6%	238,239	27.2%
Fuel sales to third parties	-	0.0%	11,868	4.1%	11,868	1.4%
Total revenues	585,893	100.0%	289,023	100.0%	874,916	100.0%

Operating expenses
Labor and benefits	197,407	33.7%	60,211	20.9%	257,618	29.5%
Equipment rents	26,298	4.5%	11,024	3.8%	37,322	4.3%
Purchased services	26,330	4.5%	54,242	18.8%	80,572	9.2%
Depreciation and amortization	50,156	8.6%	23,249	8.0%	73,405	8.4%
Diesel fuel used in operations	56,298	9.6%	32,101	11.1%	88,399	10.1%
Diesel fuel sold to third parties	-	0.0%	11,322	3.9%	11,322	1.3%
Casualties and insurance	16,244	2.8%	8,614	3.0%	24,858	2.8%
Materials	23,569	4.0%	1,671	0.6%	25,240	2.9%
Net (gain)/loss on sale and impairment of assets	(9,178)	(1.6%)	(2,047)	(0.7%)	(11,225)	(1.3%)
Gain on insurance recoveries	-	0.0%	(5,760)	(2.0%)	(5,760)	(0.7%)
Other expenses	53,338	9.1%	19,461	6.7%	72,799	8.3%
RailAmerica integration costs	11,452	2.0%	-	0.0%	11,452	1.3%
RailAmerica acquisition-related costs	18,592	3.2%	-	0.0%	18,592	2.1%
Total operating expenses	470,506	80.4%	214,088	74.1%	684,594	78.2%

Income from Operations	$115,387		$74,935		$190,322

Carloads	543,021		154,255		697,276

Net expenditures for additions to property & equipment	$69,636		$122,426		$192,062

	North American & European
Twelve Months Ended December 31, 2011	Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$388,797	69.7%	$194,150	71.5%	$582,947	70.3%
Non-freight (excluding fuel sales)	168,824	30.3%	59,323	21.9%	228,147	27.5%
Fuel sales to third parties	-	0.0%	18,002	6.7%	18,002	2.2%
Total revenues	557,621	100.0%	271,475	100.0%	829,096	100.0%

Operating expenses
Labor and benefits	186,467	33.4%	49,685	18.3%	236,152	28.5%
Equipment rents	26,460	4.7%	17,425	6.4%	43,885	5.3%
Purchased services	27,880	5.0%	50,830	18.7%	78,710	9.5%
Depreciation and amortization	47,218	8.5%	19,263	7.1%	66,481	8.0%
Diesel fuel used in operations	57,394	10.3%	31,105	11.5%	88,499	10.7%
Diesel fuel sold to third parties	-	0.0%	16,986	6.3%	16,986	2.0%
Casualties and insurance	14,710	2.6%	7,759	2.9%	22,469	2.7%
Materials	24,138	4.3%	2,281	0.8%	26,419	3.2%
Net (gain)/loss on sale and impairment of assets	(5,167)	(0.9%)	(493)	(0.2%)	(5,660)	(0.7%)
Gain on insurance recoveries	(43)	0.0%	(1,018)	(0.4%)	(1,061)	(0.1%)
Other expenses	48,918	8.8%	15,519	5.7%	64,437	7.8%
Total operating expenses	427,975	76.7%	209,342	77.1%	637,317	76.9%

Income from Operations	$129,646		$62,133		$191,779

Carloads	785,377		211,671		997,048

Net expenditures for additions to property & equipment	$59,383		$96,643		$156,026

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Twelve Months Ended December 31, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$503	4,644	$108	$94,231	62,062	$1,518	$94,734	66,706	$1,420
Coal & Coke	69,786	166,239	420	-	-	-	69,786	166,239	420
Farm & Food Products	25,471	53,518	476	38,534	50,672	760	64,005	104,190	614
Pulp & Paper	65,350	101,086	646	-	-	-	65,350	101,086	646
Metallic Ores **	10,549	11,183	943	64,639	30,734	2,103	75,188	41,917	1,794
Metals	62,331	94,945	656	-	-	-	62,331	94,945	656
Minerals & Stone	34,267	70,319	487	12,018	59,772	201	46,285	130,091	356
Chemicals & Plastics	55,104	66,637	827	-	-	-	55,104	66,637	827
Lumber & Forest Products	34,951	71,294	490	-	-	-	34,951	71,294	490
Petroleum Products	26,153	32,185	813	2,548	406	6,276	28,701	32,591	881
Autos & Auto Parts	8,313	10,148	819	-	-	-	8,313	10,148	819
Other	20,061	41,250	486	-	-	-	20,061	41,250	486

Totals	$412,839	723,448	$571	$211,970	203,646	$1,041	$624,809	927,094	$674

* Represents intermodal units
** Includes carload and intermodal units

Twelve Months Ended December 31, 2011

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Intermodal*	$371	3,150	$118	$87,286	58,836	$1,484	$87,657	61,986	$1,414
Coal & Coke	77,104	205,761	375	-	-	-	77,104	205,761	375
Farm & Food Products	24,237	53,653	452	43,270	69,673	621	67,507	123,326	547
Pulp & Paper	61,350	96,597	635	-	-	-	61,350	96,597	635
Metallic Ores	7,614	10,731	710	48,536	21,951	2,211	56,150	32,682	1,718
Metals	51,461	90,153	571	-	-	-	51,461	90,153	571
Minerals & Stone	35,549	77,963	456	12,417	60,746	204	47,966	138,709	346
Chemicals & Plastics	46,444	60,958	762	-	-	-	46,444	60,958	762
Lumber & Forest Products	31,502	64,914	485	-	-	-	31,502	64,914	485
Petroleum Products	23,274	29,563	787	2,641	465	5,680	25,915	30,028	863
Autos & Auto Parts	7,826	10,425	751	-	-	-	7,826	10,425	751
Other	22,065	81,509	271	-	-	-	22,065	81,509	271

Totals	$388,797	785,377	$495	$194,150	211,671	$917	$582,947	997,048	$585

* Represents intermodal units

RAILAMERICA, INC.
RAILROAD FREIGHT REVENUE, VOLUME AND REVENUE PER UNIT
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenue per unit)
(unaudited)

	Twelve Months Ended December 31, 2012

Commodity Groups	Revenue	Volume	Revenue Per Unit

Agricultural Products	$70,951	136,337	$520
Chemicals	70,397	97,368	723
Coal	31,877	142,317	224
Food or Kindred Products	30,334	53,379	568
Forest Products	37,875	57,037	664
Metallic Ores and Metals	44,583	65,070	685
Motor Vehicles	14,039	21,557	651
Non-Metallic Minerals and Products	41,355	83,670	494
Other	18,781	40,571	463
Petroleum	22,801	43,087	529
Pulp, Paper & Allied Products	38,982	67,666	576
Waste & Scrap Materials	25,759	56,077	459

Totals	$447,734	864,136	$518

	Twelve Months Ended December 31, 2011

Commodity Groups	Revenue	Volume	Revenue Per Unit

Agricultural Products	$65,177	126,727	$514
Chemicals	63,374	94,615	670
Coal	34,460	151,687	227
Food or Kindred Products	30,161	56,601	533
Forest Products	30,516	48,884	624
Metallic Ores and Metals	43,431	70,251	618
Motor Vehicles	7,591	12,731	596
Non-Metallic Minerals and Products	39,329	84,614	465
Other	14,097	30,001	470
Petroleum	18,470	37,712	490
Pulp, Paper & Allied Products	39,609	67,678	585
Waste & Scrap Materials	24,914	58,459	426

Totals	$411,129	839,960	$489

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted operating income, adjusted operating ratios, adjusted net income, adjusted diluted earnings per share and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, GWI has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measures.

GWI’s Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Managements views its Net Income and Diluted Earnings Per Common Share as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results, the Net Income and Diluted Earnings Per Common Share for the three months ended December 31, 2012 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Common Share, are presented excluding the RailAmerica acquisition-related costs, RailAmerica financing-related costs, RailAmerica integration costs, acquisition costs incurred by RailAmerica, other business/corporate development costs, gain on insurance recoveries, net gain on sale of assets and contract termination expense in Australia. The Net Income and Diluted Earnings Per Share for the three months ended December 31, 2011 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding the acquisition-related income tax benefits, net (gain)/loss on sale/impairment of assets, Edith River derailment costs, business/corporate development costs and short line tax credit. The Adjusted Net Income and Adjusted Diluted Earnings Per Common Share presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Net Income and Diluted Earnings Per Common Share calculated using amounts in accordance with GAAP. Adjusted Net Income and Adjusted Diluted Earnings Per Common Share amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of GWI’s Net Income and Diluted Earnings Per Common Share calculated using amounts determined in accordance with GAAP to the Adjusted Net Income and Adjusted Diluted Earnings Per Common Share described above (in millions, except per share amounts):

			Diluted
			Earnings/(Loss)
			Per Common
Three Months Ended December 31, 2012	Net Income	Diluted shares	Share Impact
As reported	$13.4	50.6	$0.18
Add back certain items, net of tax:
RailAmerica acquisition-related costs	10.9	6.0	0.23
RailAmerica financing-related costs	9.5		0.20
RailAmerica integration costs	6.8		0.12
Acquisition/integration costs incurred by RailAmerica	3.5		0.06
Other business/corporate development costs	0.3		0.01
Gain on insurance recoveries	(0.4)		(0.01)
Net gain on sale of assets	(0.6)		(0.01)
Contract termination expense in Australia	0.8		0.01

Adjusted net income	$44.2	56.6	$0.79

Diluted shares - As reported	50.6
Preferred	6.0
Diluted shares - Adjusted	56.6

			Diluted
			Earnings/(Loss)
Three Months Ended December 31, 2011	Net Income	Diluted shares	Per Share Impact
As reported	$33.3	42.9	$0.77
Add back certain items, net of tax:
Acquisition-related income tax benefits	(1.9)		(0.04)
Net (gain)/loss on sale/impairment of assets	(1.9)		(0.04)
Edith River derailment costs	1.3		0.03
Business/corporate development costs	0.5		0.01
Short line tax credit	(2.2)		(0.05)

Adjusted net income	$29.1	42.9	$0.68

GWI’s Adjusted Operating Income and Adjusted Operating Ratios Description and Discussion

Management views its Operating Income, calculated as Operating Revenues less Operating Expenses and Operating Ratios, calculated as Operating Expenses divided by Operating Revenues, as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratios for the three months ended December 31, 2012, used to calculate Adjusted Operating Income and Adjusted Operating Ratios, are presented excluding RailAmerica acquisition-related costs, RailAmerica integration costs, other business/corporate development costs, gain on insurance recoveries, net gain on sale of assets and contract termination expense in Australia. The Operating Income and Operating Ratios for the three months ended December 31, 2011, used to calculate Adjusted Operating Income and Adjusted Operating Ratios, are presented excluding business/corporate development costs, net gain/(loss) on sale and impairment of assets and Edith River derailment costs. The Adjusted Operating Income and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI’s Operating Income and Operating Ratios by segment calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Adjusted Operating Ratios by segment described above (in millions):

	North American
	& European	Australian	Total
Three months ended December 31, 2012	Operations	Operations	Operations
Operating revenues	$146.4	$80.9	$227.3
Operating expenses	135.8	57.8	193.7
Operating income	$10.6	$23.1	$33.7
Operating ratio	92.8%	71.5%	85.2%

Operating expenses	$135.8	$57.8	$193.7
RailAmerica acquisition-related costs	(12.5)	(0.1)	(12.6)
RailAmerica integration costs	(11.4)	-	(11.4)
Other business/corporate development costs	0.0	(0.5)	(0.5)
Gain on insurance recoveries	-	0.6	0.6
Net gain on sale of assets	0.8	(0.0)	0.8
Contract termination expense in Australia	-	(1.1)	(1.1)
Adjusted operating expenses	$112.8	$56.6	$169.5

Adjusted operating income	$33.6	$24.2	$57.8
Adjusted operating ratio	77.1%	70.0%	74.6%

	North American
	& European	Australian	Total
Three months ended December 31, 2011	Operations	Operations	Operations
Operating revenues	$140.2	$70.2	$210.4
Operating expenses	109.2	55.8	165.0
Operating income	$31.0	$14.4	$45.4
Operating ratio	77.9%	79.5%	78.4%

Operating expenses	$109.2	$55.8	$165.0
Business/corporate development costs	(0.4)	(0.4)	(0.8)
Net gain/(loss) on sale and impairment of assets	2.5	0.5	3.0
Edith River derailment costs	-	(1.8)	(1.8)
Adjusted operating expenses	$111.2	$54.1	$165.3

Adjusted operating income	$29.0	$16.1	$45.1
Adjusted operating ratio	79.3%	77.0%	78.6%

Adjusted Income from Equity Investment, Net

Management views its Equity Earnings from RailAmerica as an important measure of RailAmerica’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results, the Equity Earnings from RailAmerica for the three months ended December 31, 2012 is presented excluding integration costs and acquisition expenses. The Adjusted Equity Earnings presented excluding these effects is not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Equity Earnings calculated using amounts in accordance with GAAP. Adjusted Equity Earnings may be different from similarly-titled non-GAAP financial measures used by other companies.

Three Months Ended December 31, 2012
Income from equity investment, net	$15.6
Add back certain items, net of tax
Integration costs	3.4
Acquisition expenses	0.1
Adjusted income from equity investment, net	$19.1

RailAmerica’s Adjusted Operating Income and Adjusted Operating Ratio Description and Discussion

Management views RailAmerica’s Operating Income, calculated as Operating Revenues less Operating Expenses, and Operating Ratio, calculated as Operating Expenses divided by Operating Revenues, as important measures of RailAmerica’s operating performance. Because management believes this information is useful for investors in assessing RailAmerica’s financial results compared with the same period in the prior year, the Operating Income and Operating Ratio for the three months ended December 31, 2012, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding integration costs and acquisition expenses. The Operating Income and Operating Ratio for the three months ended December 31, 2011, used to calculate Adjusted Operating Income and Adjusted Operating Ratio, are presented excluding acquisition expenses and the short line tax credit. In addition, the 2011 period is adjusted for the pro forma impact of depreciation and amortization expense as if GWI acquired RailAmerica in 2011. The Adjusted Operating Income and Operating Ratio presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Operating Income and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Operating Income and Operating Ratio may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of RailAmerica’s Operating Income and Operating Ratio calculated using amounts determined in accordance with GAAP to the Adjusted Operating Income and Operating Ratio described above ($ in millions):

	Three Months Ended
	December 31,
	2012	2011
Operating revenues	$151.1	$147.3
Operating expenses	124.9	110.1
Operating income	$26.1	$37.2
Operating ratio	82.7%	74.7%

Operating expenses	$124.9	$110.1
Integration costs	(5.5)	-
Acquisition expenses	(0.1)	(0.3)
Pro forma depreciation and amortization expense	-	1.0
Short line tax credit	-	3.6
Adjusted operating expenses	$119.3	$114.3

Adjusted operating income	$31.8	$33.0
Adjusted operating ratio	78.9%	77.6%

GWI’s Adjusted Net Income and Adjusted Diluted Earnings Per Share

Managements views its Net Income and Diluted Earnings Per Share as important measures of GWI’s operating performance. Because management believes this information is useful for investors in assessing GWI’s financial results, the Net Income and Diluted Earnings Per Share for the twelve months ended December 31, 2012 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding the RailAmerica acquisition-related costs, RailAmerica financing-related costs, RailAmerica integration costs, acquisition costs incurred by RailAmerica, other business/corporate development costs, gain on insurance recoveries, net gain on sale of assets, contract termination expense in Australia, and mark-to-market loss on Carlyle Convertible. The Net Income and Diluted Earnings Per Share for the twelve months ended December 31, 2011 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding the acquisition-related income tax benefits, gain on insurance recoveries, net (gain)/loss on sale/impairment of assets, Edith River derailment costs, business/corporate development cost, short line tax credit and gain on sale of investment. The Adjusted Net Income and Adjusted Diluted Earnings Per Share presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Net Income and Diluted Earnings Per Share calculated using amounts in accordance with GAAP. Adjusted Net Income and Adjusted Diluted Earnings Per Share amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of GWI’s Net Income and Diluted Earnings Per Share calculated using amounts determined in accordance with GAAP to the Adjusted Net Income and Adjusted Diluted Earnings Per Share described above (in millions, except per share amounts):

			Diluted
			Earnings/(Loss)
Twelve Months Ended December 31, 2012	Net Income	Diluted shares	Per Share Impact
As reported	$52.4	51.3	$1.02
Add back certain items, net of tax:
RailAmerica acquisition-related costs	14.5		0.28
RailAmerica financing-related costs	9.5		0.19
RailAmerica integration costs	6.8		0.13
Acquisition/integration costs incurred by RailAmerica	3.5		0.07
Other business/corporate development costs	1.2		0.02
Gain on insurance recoveries	(0.5)		(0.01)
Net gain on sale of assets	(8.6)		(0.17)
Contract termination expense in Australia	0.8		0.02
Mark-to-market loss on Carlyle Convertible	50.1		0.98

Adjusted net income	$129.7	51.3	$2.53

Diluted shares - As reported	51.3
Preferred	-
Diluted shares - Adjusted	51.3

			Diluted
			Earnings/(Loss)
Twelve Months Ended December 31, 2011	Net Income	Diluted shares	Per Share Impact
As reported	$119.5	42.8	$2.79
Add back certain items, net of tax:
Acquisition-related income tax benefits	(1.9)		(0.04)
Gain on insurance recoveries	(0.7)		(0.02)
Net (gain)/loss on sale/impairment of assets	(3.9)		(0.09)
Edith River derailment costs	1.3		0.03
Business/corporate development costs	2.3		0.05
Short line tax credit	(10.2)		(0.24)
Gain on sale of investment	(0.8)		(0.02)

Adjusted net income	$105.6	42.8	$2.47

GWI’s Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well GWI is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by GWI. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding net cash used for acquisitions/divestitures and the cash paid for Australian stamp duty. Key limitations of the Free Cash Flow measure include the assumptions that GWI will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of GWI's Net Cash Provided by Operating Activities from Continuing Operations to GWI's Free Cash Flow ($ in millions):

	Twelve Months Ended
	December 31,
	2012	2011
Net cash provided by operating activities from continuing operations	$166.4	$173.5
Net cash used in investing activities from continuing operations	(2,101.7)	(235.1)
Net cash used for acquisitions/divestitures (a)	1,964.2	88.6
Cash paid for acquisition-related expenses (b)	-	13.0
Free cash flow	$28.9	$39.9

(a) The 2012 period included $1.9 billion in net cash paid for the acquisition of RailAmerica, Inc. as well as $38.9 million in cash paid for incremental expenses related to the purchase, integration and financing of the acquisition. The 2011 period included $89.9 million in net cash paid for the acquisition of Arizona Eastern Railway Company.

(b) The payment of the Australian stamp duty in the 2011 period related to the acquisition of FreightLink in Australia, which was accrued as of December 31, 2010.

CONTACT:
Genesee & Wyoming Inc.
Michael Williams of GWI Corporate Communications
1-203-629-3722
mwilliams@gwrr.com